                                                                     Exhibit 4.4



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

                        WORLDWIDE WEB NETWORX CORPORATION

              Incorporated Under the Laws of the State of Delaware

Warrant #002                                   100,000 Common Stock
                                 Purchase Warrants


                          CERTIFICATE FOR COMMON STOCK
                                PURCHASE WARRANTS

         1. WARRANT. This Warrant Certificate certifies that Arnold P. Kling, or his registered assigns (the "Registered Holder"), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the Common Stock, $.001 par value (a "Share"), of WorldWide Web NetworX Corporation, a Delaware corporation (the "Company"), from the Company at a purchase price of Two Dollars and 25/100 ($2.25) (the "Exercise Price") at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the principal office of the Company.

         Upon due presentment for transfer or exchange of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

         2. RESTRICTIVE LEGEND. Each Warrant Certificate and each certificate representing Shares issued upon exercise of a Warrant, unless such Shares are then registered under the Securities Act of 1933, as amended (the "Act"), shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE."

         The Shares issuable upon exercise of the Warrants shall have "piggy-back" registration rights and shall be included in any registration statement on Form S-1, SB-2 or other appropriate form filed by the Company during the Exercise Period, as defined herein, with the Securities and Exchange Commission which registers for resale any of the Company's securities. The Company shall give the Registered Holder(s) appropriate notice of such registration and shall comply with the Registered Holder(s) election to register. The Company shall bear the expenses of registering the Shares.

         3. EXERCISE. Subject to the terms hereof, the Warrants, evidenced by this Warrant Certificate, may be exercised at the Exercise Price in whole or in part at any time during the period (the "Exercise Period") commencing on the date hereof and terminating at the close of business on that day (the "Expiration Date") which is April 2, 2003. The Exercise Period may also be extended by the Company's Board of Directors in its sole discretion.

         A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company at its principal office of this Warrant Certificate with the exercise form attached hereto executed by the Registered Holder and accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

         The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash with respect thereto, and such right to a fractional share shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

         Promptly, and in any event within ten (10) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

         The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

         4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of Shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         The Registered Holder shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

         5. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part, provided any such transfer complies with all applicable federal and state securities laws and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at its principal office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

         The Company shall keep transfer books at its principal office which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration of transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

         All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in the case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

         6. LOSS OR MUTILATION. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. ADJUSTMENT OF SHARES. The number and kind of securities issuable upon exercise of a Warrant shall be subject to adjustment from time to time upon the happening ofcertain events, as follows:

                  (a) STOCK SPLITS, STOCK COMBINATIONS AND CERTAIN STOCK DIVIDENDS. If the Company shall at any time subdivide or combine its outstanding Shares, or declare a dividend in Shares or other securities of the Company convertible into or exchangeable for Shares, a Warrant shall, after such subdivision or combination or after the record date for such dividend, be exercisable for that number of Shares and other securities of the Company that the Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Warrant been exercised immediately before such event. Any adjustment under this Section 7 (a) shall become effective at the close of business on the date the subdivision, combination or dividend becomes effective.

                  (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Shares or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination (in each case, a "Sale Transaction"), shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Warrant been exercised immediately prior to such event; provided, however, that in the event of a Sale Transaction, the Company shall have the right and option on ten (10) days prior written notice to the Registered Holder to call, redeem and acquire all Warrants which remain outstanding and unexercised as of the date fixed for redemption by Company in such notice at a price of $.01 per Warrant , but only if the value of the Common Stock of the Company following the occurrence of the Sale Transaction will equal or exceed $10.00 per share.

         In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

         8. REDUCTION IN EXERCISE PRICE AT COMPANY'S OPTION. The Company's Board of Directors may, in its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holder(s) of any such reduction in the Exercise Price.

         9. NOTICES. All notices, demands, elections, or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by a nationally recognized overnight courier, delivery charges prepaid, or by facsimile or telegram as follows:

         To the Company:        3000 Atrium Way, Suite 202
                                Mt. Laurel, NJ 08054
                                Attention: Robert D. Kohn, CEO

         To the Registered
         Holder:                444 East 86th Street, PHF
                                New York, NY 10028

or at such other address as each party shall designate to the other in writing.

         10. GENERAL PROVISIONS. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware and venue for any proceeding arising from or in connection herewith shall be in the state and federal courts of Delaware, without regard to the principles of conflicts of law. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the 2nd day of April, 1999.


                                            WORLDWIDE WEB NETWORX CORPORATION

                                            By //S// Robert D. Kohn
                                               --------------------
                                               Robert D. Kohn, CEO

                        WORLDWIDE WEB NETWORX CORPORATION

                                   Appendix A

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                       UNIF GIFT MIN ACT
TEN ENT - as tenants by the entireties                   CUSTODIAN
                                                     -----------------
JT TEN - as joint tenants with right                          (Cust) (Minor)
             of survivorship and not as              under Uniform Gifts
             tenants in common                       to Minors Act

                                                                      (State)

Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

                 (To be Executed by the Registered Holder if he
                   Desires to Assign Warrants Evidenced by the
                           Within Warrant Certificate)

         FOR VALUE RECEIVED_________________ hereby sells, assigns and transfers unto _____________________ (____) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.


Dated:___________
                                            Signature

Notice: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.



STATE OF_______________)
                       ) ss
COUNTY OF______________)

         On this_____day of______,____, before me personally appeared___________ ____________________, personally known to me or proved to me to be, on the basis of satisfactory evidence, to be the person that executed this instrument.

                                                     ---------------------------
                                                     Notary Public

                          FORM OF ELECTION TO PURCHASE

             (To be Executed by the Holder if he Desires to Exercise
                 Warrants Evidenced by the Warrant Certificate)

To WorldWide Web NetworX Corporation:


         The undersigned hereby irrevocably elects to exercise ________(______) Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, _____________________ (___) full shares of Common Stock issuable upon exercise of said Warrants and delivery of $ and any applicable taxes.


     The undersigned requests that certificates for such shares be issued in the name of:



(Please print name and address)



(Social Security or Tax Identification Number)

         If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised by issued in the name of and delivered to:

                      (Please print name and address)





           (SIGNATURES CONTINUED ON FOLLOWING PAGE)

Dated:________________               Signature:

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

STATE OF ________________)
                         )ss
COUNTY OF________________)

         On this ____day of_________,______ before me personally appeared ______ _______________________, personally known to me or proved to me to be, on the basis of satisfactory evidence, to be the person who executed this instrument.

                                                     ---------------------------
                                                     Notary Public